UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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ALTISOURCE PORTFOLIO SOLUTIONS S.A.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2011
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS COMPENSATION
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND RELATED SHAREHOLDER MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
APPOINTMENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AND DELOITTE S.A. (TOGETHER “DELOITTE”) AS THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR 2011
RECEIPT OF THE DIRECTORS’ REPORT (“RAPPORT DE GESTION”) ON THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2010
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE DIRECTORS’ REPORT FOR THE YEAR ENDED DECEMBER 31, 2010
APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2010 AND ALLOCATION OF THE RESULTS OF THE YEAR ENDED DECEMBER 31, 2010
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2010 AND ALLOCATION OF THE RESULTS OF THE YEAR ENDED DECEMBER 31, 2010
DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE FOR THE PERFORMANCE OF THEIR MANDATE DURING THE YEAR ENDED DECEMBER 31, 2010
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE FOR THE PERFORMANCE OF THEIR MANDATE DURING THE YEAR ENDED DECEMBER 31, 2010
ADVISORY VOTE ON EXECUTIVE COMPENSATION “SAY ON PAY”
ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF “EVERY THREE (3) YEARS” AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT
ACCORDINGLY, SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS WILL BE VOTED FOR A FREQUENCY OF THREE YEARS
APPROVAL OF CHANGE IN DIRECTORS’ COMPENSATION
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF A CHANGE IN DIRECTORS’ COMPENSATION
BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS
ANNUAL REPORTS
OTHER MATTERS

April 6, 2011
Dear Fellow Shareholder:
On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. which will be held at the offices of the Company located at 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg on Wednesday, May 18, 2011, at 9:00 a.m., Central European Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.
It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend.
Your support of and interest in Altisource Portfolio Solutions S.A. is sincerely appreciated.
Sincerely,
William C. Erbey
Chairman of the Board of Directors
William B. Shepro
Chief Executive Officer and Director

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
291, route d’Arlon
L-1150 Luxembourg City
Grand Duchy of Luxembourg
R.C.S. Luxembourg B. 72.391
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2011
NOTICE
Our Annual Meeting of Shareholders (“Annual Meeting”) will be held:

Date:	Wednesday, May 18, 2011

Time:	9:00 a.m., Central European Time

Location:	Altisource Portfolio Solutions S.A.
291, route d’Arlon
L-1150 Luxembourg City
Grand Duchy of Luxembourg
PURPOSE
•	To elect five (5) Directors for a one (1) year term and/or until their successors are elected and qualified;
•	To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP to be our independent registered certified public accounting firm for the year ending December 31, 2011 and Deloitte S.A. to be our certified auditor for all statutory accounts as required by Luxembourg law for the same period;

•	To receive the Directors’ report on the Luxembourg statutory accounts (“Directors Report”) for the year ended December 31, 2010;
•	To approve the Luxembourg statutory accounts for the year ended December 31, 2010 (“Annual Statutory Accounts”) and to allocate the results of the year ended December 31, 2010;
•	To discharge each of the current and past Directors of Altisource Portfolio Solutions S.A. for the performance of their mandate during the year ended December 31, 2010;
•	To approve, on an advisory (non-binding) basis, the compensation of Altisource’s named executive officers as disclosed in the Proxy Statement (“Say-on-Pay”);
•	To hold an advisory vote as to the frequency that an advisory vote on executive compensation should be presented to the shareholders;
•	To approve a change in our Directors’ compensation; and
•	To transact such other business as may properly come before the meeting and any adjournment of the meeting.

PROCEDURES
•	Our Board of Directors has fixed March 15, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.
•	Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.
•	The proxy statement for our 2011 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2010 are available on our website at www.altisource.com under Investor Relations. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our proxy statement at http://www.proxyvote.com, a website that does not identify or track visitors of the site, by entering the 12 digit Control Number found on your Beneficial Notice Card or on your Proxy Card in the space provided.
•	The Directors’ Report and the draft Annual Statutory Accounts are available for inspection at Altisource Portfolio Solutions S.A.’s registered office.
By Order of the Board of Directors,
Kevin J. Wilcox
Secretary
April 6, 2011
Luxembourg City, Grand Duchy of Luxembourg

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
General Information
We have made this proxy statement available to you on or about April 6, 2011 as a holder of Common Stock of Altisource Portfolio Solutions S.A. because our Board of Directors is soliciting your proxy to be used at our Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of this meeting. The Annual Meeting will be held at our offices located at 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg on Wednesday, May 18, 2011, at 9:00 a.m., Central European Time for the purposes listed in the Notice of Annual Meeting of Shareholders.
How a Proxy Works
If you properly complete, sign and return your proxy to Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) and do not revoke it prior to its use, it will be voted in accordance with your instructions. If no contrary instructions are given, other than as discussed below with respect to broker “non-votes”, each proxy received will be voted:
•	for each of the nominees for Director;
•	for ratification of the appointment of Deloitte & Touche LLP to be our independent registered certified public accounting firm for 2011 and Deloitte S.A. to be our certified auditor for all statutory accounts as required by Luxembourg law for the same period;

•	for approval of the Directors’ report (“rapport de gestion”) on the Luxembourg statutory accounts for the year ended December 31, 2010;
•	for approval of the Luxembourg statutory accounts for the year ended December 31, 2010 and to allocate the results of the year ended December 31, 2010;
•	for approval of the discharge of each of the current and past Directors of Altisource for the performance of their mandate during the year ended December 31, 2010;
•	for approval, on an advisory basis, of the compensation of Altisource’s named executive officers as disclosed in the Proxy Statement (“Say-on-Pay”);
•	for every three years to be the frequency that an advisory vote on executive compensation should be presented to the shareholders;
•	for approval of a change in our Directors’ compensation; and
•	with regard to any other business that properly comes before the meeting in accordance with the best judgment of the persons appointed as proxies.
How to Revoke a Proxy
Your proxy may be used only at the Annual Meeting and any adjournment of this meeting and will not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:
•	filing written notice with our Corporate Secretary at the following address:
Kevin J. Wilcox, Corporate Secretary
Altisource Portfolio Solutions S.A.
291, route d’Arlon
L-1150 Luxembourg City,
Grand Duchy of Luxembourg

•	submitting a properly executed proxy bearing a later date; or
•	appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.
Who May Vote
You are entitled to vote at the Annual Meeting or any adjournment of the Annual Meeting if you are a holder of record of our Common Stock at the close of business on March 15, 2011. At the close of business on March 15, 2011, there were 24,864,200 shares of Common Stock issued, outstanding and able to be voted and no other class of equity securities outstanding. Each share of our Common Stock is entitled to one (1) vote at the Annual Meeting on all matters properly presented. Abstentions and broker “non-votes” will be treated as present for purposes of a quorum.
Quorum and Voting Information
The presence at the Annual Meeting of a majority of the votes of our Common Stock entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Assuming a quorum, the five (5) nominees for Director will be elected as Directors of Altisource so long as the votes cast in favor of each such person exceed the votes cast to withhold authority for such person. You may vote in favor of or withhold authority to vote for one (1) or more nominees for Director. The proposal to approve the appointment of Deloitte & Touche LLP to be our independent registered certified public accounting firm for 2011 and Deloitte S.A. to be our certified auditor for all statutory accounts as required by Luxembourg law for the same period, the proposal to approve the Directors’ report (“rapport de gestion”) on the Luxembourg statutory accounts for the year ended December 31, 2010, the proposal to approve the Luxembourg statutory accounts for the year ended December 31, 2010 and to allocate the results of the year ended December 31, 2010, the proposal to approve the discharge of each of the current and past Directors of Altisource for the performance of their mandate during the year ended December 31, 2010, the advisory vote to approve the compensation of Altisource’s named executive officers as disclosed in the Proxy Statement (Say-on-Pay), the proposal to approve the change in Directors’ compensation and any other matter properly submitted for your consideration at the Annual Meeting (other than the election of Directors), will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. The advisory vote on the frequency that an advisory vote on executive compensation should be presented to the shareholders will be determined based on the frequency that receives the most votes.
Abstentions and broker “non-votes” will not be counted in determining the votes cast in connection with the foregoing matters. A broker “non-vote” occurs when a shareholder has not provided voting instructions to the broker on a non-routine item. In such cases, the NASDAQ Stock Market precludes brokers from giving a proxy to vote on non-routine items.
While our Board of Directors intends to carefully consider the shareholder votes resulting from the Say on Pay and Frequency proposals, the final votes will not be binding on us and are advisory in nature.
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your bank or brokerage firm provides you. You will receive a Notice of Internet Availability of Proxy Materials that will tell you how to access our proxy materials and vote your shares via the Internet. It also will tell you how to request a paper or e-mail copy of our proxy material. Please contact your bank or brokerage firm for further information.

ELECTION OF DIRECTORS
(Proposal One)
Our Articles of Association provide that our Board of Directors shall consist of no less than three (3) and no more than seven (7) members with the exact number to be fixed by our Board of Directors.
We will propose the five (5) nominees listed below for election as Directors at the Annual Meeting. All nominees other than Mr. Linn currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.
If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by our Board of Directors. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.
Nominees for Director
The following table sets forth certain information concerning our nominees for Director:

										Nomination/
		Director		Executive		Audit		Compensation		Governance
Name	Age(1)	Since		Committee		Committee		Committee		Committee
William C. Erbey	61	2009		X	(2)					X	(2)
William B. Shepro	41	2009		X
Roland Müller-Ineichen	50	2009				X	(2)	X		X
Timo Vättö	46	2009				X		X	(2)	X
W. Michael Linn	62	2011	(3)			X		X

(1)	As of March 15, 2011

(2)	Committee Chairman for 2010

(3)	Mr. Linn will serve as a Director on the Committees indicated if he is elected at the Annual Meeting.
The principal occupation for the last five (5) years and additional biographical information of each Director of Altisource is set forth below.
All our Directors bring to Altisource’s Board of Directors a wealth of executive leadership experience derived from their service as executives of large corporations.
William C. Erbey. Mr. Erbey was appointed as the Chairman of the Board of Altisource in July 2009. He has served as the Chairman of the Board of Directors of Ocwen Financial Corporation (“Ocwen”), Altisource’s former parent company, since September 1996 and as the Chief Executive Officer of Ocwen from January 1988 to October 2010. He served as the President of Ocwen from January 1988 to May 1998. From 1983 to 1985, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group, a private investment partnership that was the predecessor of Ocwen. He is also the founder and Chairman of Home Loan Servicing Solutions, Ltd., a Cayman Islands exempted company, formed in December 2010 to acquire mortgage servicing assets. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation in various capacities, including as President and Chief Operating Officer of General Electric Mortgage Insurance Corporation, Program and General Manager of the Commercial Financial Services Department and President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and a Masters of Business Administration from Harvard University.

Mr. Erbey’s extensive experience as the Chairman and Chief Executive Officer of Ocwen demonstrates his leadership capability and business acumen. His experience in the mortgage services industry brings valuable financial, operational and strategic expertise to our Board of Directors.
William B. Shepro. Mr. Shepro was appointed Chief Executive Officer and to the Board of Altisource in July, 2009. Mr. Shepro previously served as the President and Chief Operating Officer of Ocwen Solutions at Ocwen. He previously served as President of Global Servicing Solutions, LLC, a joint venture between Ocwen and Merrill Lynch, from 2003 until 2009. Mr. Shepro also held the positions of Senior Vice President of Ocwen Recovery Group and Senior Vice President, Director and Senior Manager of Commercial Servicing at Ocwen. He joined Ocwen in 1997. Mr. Shepro serves on the Boards of Altisource and certain subsidiaries. He holds a Bachelor of Science in Business from Skidmore College and a Juris Doctorate from the Florida State University College of Law.
Mr. Shepro’s day-to-day leadership and intimate knowledge of our business and operations provides the Board of Directors with Company-specific experience and expertise. Furthermore, Mr. Shepro’s legal background and operational experience in the residential and commercial mortgage servicing industries provides the Board of Directors with valuable strategic and operational insights.
Roland Müller-Ineichen. Mr. Müller-Ineichen was appointed to the Board of Altisource in July, 2009. He also serves on the Board of Directors of Bank Arner SA, a provider of private banking services based in Lugano, Switzerland and on the Board of Directors of Absolute Private Equity AG, a Switzerland-based investment company. Mr. Müller-Ineichen most recently served as a Partner with KPMG Switzerland and KPMG Europe LLP where he served as lead partner on the audits of national and international Banks, Security Dealers and Fund Management Companies. Mr. Müller-Ineichen began working in the Zurich office of KPMG in June 1995 as a Senior Manager in the audit department banking and financial services and served as a Partner from January 1999 until his retirement in December 2008. Prior to KPMG, Mr. Müller-Ineichen progressed through various audit and managerial roles with Switzerland based financial institutions. Mr. Müller-Ineichen is a Swiss Certified Public Accountant. He completed a commercial and banking business apprenticeship with UBS in 1980. Mr. Müller-Ineichen holds a Business Commerce degree.
Mr. Müller-Ineichen’s past employment experience provides the Board of Directors with accounting expertise, and his experience in the financial services industry provides the Board of Directors with valuable strategic and financial insights. Furthermore, Mr. Müller-Ineichen is financially literate and qualifies as a financial expert as required by NASDAQ listing standards.
Timo Vättö. Mr. Vättö was appointed to the Board of Altisource in August, 2009. He is the founder and owner of Vättö Management Services AG, a provider of independent corporate advisory services to corporations, institutional investors and private families, which was founded in November 2008. Previously, Mr. Vättö was employed by Citigroup in Switzerland and the U.S. for almost twenty years in senior client coverage and business head roles within the client franchise management and business origination functions for Corporate and Investment Banking, most recently as Head of Swiss Investment Banking. In addition from 2004 to 2009, Mr. Vättö served as a member of the Board of Directors, including as a member of the Audit Committee, of Citibank (Switzerland) AG, part of Citigroup’ s Wealth Management Business. Mr. Vättö holds a Master of Science, Economics and Business Administration from the University of Tampere (Finland).

Mr. Vättö’s experience with Vättö Management Services AG and Citigroup makes him financially literate as required pursuant to the NASDAQ listing standards, and his knowledge of the financial services industry provides the Board of Directors with subject matter expertise.
W. Michael Linn. Mr. Linn currently serves on the Board of Directors and as President and Chief Executive Officer of Greensleeves LLC, where he focuses on increasing the use of alternative energy to power buildings. He also serves on the Board of Directors of National Lime & Stone and is a private investor in energy related industries. Mr. Linn previously served on the Board of Directors of Ocwen Financial Corporation from August 2002 to May 2008 and as the Executive Vice President of Sales and Marketing of Ocwen from February 2004 to May 2007. Prior to joining Ocwen, Mr. Linn served on the Board of Directors and as the Executive Vice President of Sales and Marketing of Solomon Software, Inc., a corporation now owned by Microsoft Corporation. He has also served on the Board of Directors and as President and CEO of Saunders, Inc., a venture backed, privately held financial services and technology solutions company. Mr. Linn graduated from Harvard College in 1970 with a Bachelor of Arts and earned a Masters of Business Administration from Harvard Business School in 1973.
Mr. Linn’s extensive experience in rolling out emerging technologies and in the development of strategic relationships brings valuable operational sales and strategic expertise to our Board of Directors.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Directors are expected to attend all Board meetings, the meetings of committees on which they serve and the Annual Meeting of Shareholders. Directors are also consulted for advice and counsel between formal meetings.
Our Board of Directors held six (6) meetings during 2010. Each incumbent Director attended at least 75% of these meetings as well as the meetings held by all Committees of our Board of Directors on which they served during the period. Although we do not have a formal policy regarding Director attendance at the Annual Meeting, our Directors are expected to attend. All of the incumbent members of our Board of Directors attended our 2010 Annual Meeting.
Independence of Directors
Our Corporate Governance Guidelines provide that our Board of Directors must be comprised of a majority of Directors who qualify as independent Directors under the listing standards of the NASDAQ Stock Market and applicable law.
Our Board of Directors annually reviews the direct and indirect relationships that we have with each Director. The purpose of this review is to determine whether any such transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Altisource are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by the NASDAQ Stock Market and applicable law. The Board of Directors also considers beneficial ownership of our Common Stock by each of the Directors, as set forth under “Security Ownership of Certain Beneficial Owners and Related Shareholder Matters”, although our Board of Directors generally believes that stock ownership tends to further align a Director’s interests with those of our other shareholders. Our current Board of Directors has determined that Mr. Müller-Ineichen, Mr. Vättö and Mrs. Andresen-Kienz are independent Directors and Mr. Linn will be an independent Director if he is elected.
Board Leadership Structure
Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board retains the discretion to make this determination on a case-by-case basis from time to time as it deems to be in the best interests of the Company and our shareholders at any given time. The Board of Directors currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure to fit the Company’s needs. As our Chief Executive Officer, Mr. Shepro is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board. As Chairman of the Board, Mr. Erbey leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making.
Committees of the Board of Directors
Our Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nomination/Governance Committee. A brief description of these Committees is provided below.
Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors. On September 22, 2009, our Board of Directors authorized the Committee to approve and/or to designate in writing certain individuals to approve ordinary course of business actions that are required to be documented by counter parties but do not require action by the Board of Directors or its Committees. Such actions would include approving, signing and executing checks and electronic funds transmissions, dissolving or merging our wholly-owned subsidiaries and performing such other ministerial actions on such terms, conditions and limits as the Committee deems appropriate in its sole discretion. In 2010, no transactions were approved in this manner on behalf of the Board of Directors.

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered certified public accounting firm, reviews and advises our Board of Directors with respect to reports by our independent registered certified public accounting firm and monitors our compliance with laws and regulations applicable to our operations including the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls and the review of the scope and results of the annual audit conducted by the independent registered certified public accounting firm. Each member of our Audit Committee, including our Director nominee, Mr. Linn, is independent as defined in regulations adopted by the Securities and Exchange Commission and the listing standards of the NASDAQ Stock Market. Our Board of Directors has determined that all members of our Audit Committee are financially literate. Furthermore, our Board of Directors has determined that Messrs. Müller-Ineichen and Vättö possess accounting or related financial management expertise within the meaning of the listing standards of the NASDAQ Stock Market and qualify as audit committee financial experts as that term is defined in Securities and Exchange Commission rules. Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. This Committee met five (5) times during 2010.
Compensation Committee. The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our executive officers. The Compensation Committee reviews with the Chief Executive Officer and Chief Administration Officer and subsequently approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof and to recommend changes to these plans to our Board of Directors. The Compensation Committee shares jurisdiction with our full Board of Directors over the administration of grants under the 2009 Equity Incentive Plan. The Compensation Committee has the authority to retain independent counsel or other advisers as it deems necessary in connection with its responsibilities at our expense. The Compensation Committee may request that any of our Directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the committee requests.
The members of the Compensation Committee for 2010 were Messrs. Müller-Ineichen and Vättö and Mrs. Andresen-Kienz. If elected, Mr. Linn will replace Mrs. Andresen-Kienz as a member of the Compensation Committee following the Annual Meeting. Each member of the Compensation Committee is independent as defined in the listing standards of the NASDAQ Stock Market. While we have no specific qualification requirements for members of the Compensation Committee, our members have knowledge and experience regarding compensation matters as developed through their respective business experience in both management and advisory roles including general business management, executive compensation and employee benefits experience. We feel that their collective achievements and knowledge provide us with extensive diversity in experience, culture and viewpoints. The Corporate Secretary develops the meeting calendar for the year based on committee member availability and other relevant events within our Company calendar. Compensation Committee meeting agendas are generally developed by our Corporate Secretary and our Compensation Committee Chairman. The Compensation Committee generally meets in executive session at each scheduled meeting.
Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.altisource.com and is available in print to any shareholder who requests it. This Committee met four (4) times in 2010. On an annual basis, the Compensation Committee evaluates its performance under its charter to ensure that it appropriately addresses the matters that are within the scope of Committee responsibility. When necessary, the Compensation Committee recommends amendments to its charter to the Board of Directors for approval. The charter was last reviewed and approved by the Compensation Committee in January 2011.

Certain executives are involved in the design and implementation of our executive compensation programs, including the Chief Executive Officer and Chief Administration Officer, who may be present at Compensation Committee meetings. These executives annually review the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee with consultation of the Chairman) and present their conclusions and recommendations regarding incentive award amounts to the Compensation Committee for its consideration and approval. The Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters are generally delegated to the Chief Executive Officer and Chief Administration Officer for development and execution.
Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was at any time during the 2010 fiscal year or at any other time an officer or employee of the Company and no member had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K. None of our executive officers has served on the Board of Directors or compensation committee of any other entity that has or had one (1) or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2010 fiscal year.
Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of individuals qualified to serve as Directors and committee members for our Board of Directors; advises our Board of Directors with respect to Board of Directors composition, procedures and committees; develops and presents our Board of Directors with a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management. Other than Mr. Erbey, each member of our Nomination/Governance Committee is independent as defined in the listing standards of the NASDAQ Stock Market. The Board of Directors found that, on the basis of exceptional circumstances, Mr. Erbey’s membership on the Nomination/Governance Committee is in the best interests of Altisource and its shareholders. In making this finding of exceptional circumstances, the Board found that the size of the Board of Directors following the separation from Ocwen, as well as Mr. Erbey’s extensive management and industry domain experience necessitated his inclusion on the Nomination/Governance Committee. Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our web site at www.altisource.com and is available in print to any shareholder who requests it. This Committee met three (3) times in 2010.
It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by you, our shareholders. In evaluating all nominees for Director, our Nomination/Governance Committee takes into account the applicable requirements for Directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the NASDAQ Stock Market. In addition, our Nomination/Governance Committee takes into account our best interests as well as such factors as knowledge, experience, skills, expertise, diversity and the interplay of the candidate’s experience with the background of other members of our Board of Directors. Pursuant to the Company’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends Director nominees to the Board of Directors, viewing diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending Director nominees to the Board of Directors, with the objective of achieving a board with diverse business, educational, and individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s governance and strategic needs. The Nomination/Governance Committee reviews the skills and attributes of Directors within the context of the current make-up of the full Board of Directors periodically as the Nomination/Governance Committee deems appropriate. The Nomination/Governance Committee does not discriminate against Director candidates based on race, color, religion, sex, sexual orientation or national origin.
The Nomination/Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. Various potential candidates for Director are then identified. Candidates may come to the attention of the Nomination/Governance Committee through current Board of Directors members, professional search firms, shareholders or industry sources.
In evaluating the candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications including the current composition of the Board of Directors, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.

In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should you recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders owning more than 5% of our Common Stock has put forth any Director nominees.
If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg. You should provide each proposed nominee’s name, biographical data and qualifications. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. For consideration at the 2012 Annual Meeting, we must receive your recommendations by November 1, 2011.
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as: Director qualification standards, Board of Directors and committee composition, Director responsibilities, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.
Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to our Board of Directors. Our Corporate Governance Guidelines are available on our web site at www.altisource.com and are available to any shareholder who requests them by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg.
Executive Sessions of Non-Management Directors
Non-management Directors met in executive session without management five (5) times during 2010.
Communications with Directors
If you desire to contact our Board of Directors or any individual Director regarding Altisource, you may do so by mail addressed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg. Communications received in writing are distributed to our Board of Directors or to individual Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to our Directors, officers and employees as required by the NASDAQ Stock Market rules. Any waivers from the Code of Business Conduct and Ethics for Directors or executive officers must be approved by our Board of Directors or a Board committee and must be promptly disclosed to you. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer and our Chief Financial Officer. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at www.altisource.com and are available to any shareholder who requests a copy by writing to our Corporate Secretary at 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the NASDAQ Stock Market, will be posted on our website.

Risk Management and Oversight Process
The entire Board of Directors and each of its committees are involved in overseeing risk associated with Altisource. The Board of Directors and the Audit Committee monitor Altisource’s credit risk, liquidity risk, regulatory risk, operational risk and enterprise risk by regular reviews with management and internal and external auditors. In its periodic meetings with the internal auditors, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs. In its periodic meetings with the external auditors, the Audit Committee discusses the external audit scope, the external auditors’ responsibility under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications. The Board of Directors and the Nomination/Governance Committee monitor Altisource’s governance and succession risk by regular review with management. The Board of Directors and the Compensation Committee monitor Altisource’s compensation policies and related risks by regular reviews with management. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Chairman, the Board and its Committees providing oversight in connection with these efforts.
BOARD OF DIRECTORS COMPENSATION
The following table discloses compensation received by each non-management member of our Board of Directors who served as a Director during fiscal year 2010. Our management Directors do not receive an annual retainer or any other compensation for their service on the Board of Directors.

	Fees Earned		All Other
Name	Or Paid in Cash	Stock Awards(1)	Compensation	Total
Roland Müller-Ineichen	$49,875	$45,000	$0	$94,875
Timo Vättö	$46,083	$45,000	$0	$91,083
Robert L. DeNormandie(2)	$18,333	$45,000	$0	$63,333
William C. Erbey	$95,000	$45,000	$0	$140,000
Silke Andresen-Kienz(3)	$25,000	$0	$0	$25,000

(1)	Aggregate fair value as of the grant date in accordance with ASC 718.

(2)	Mr. DeNormandie did not seek re-election to the Board of Directors in May, 2010.

(3)	Mrs. Andresen-Kienz was elected to the Board of Directors in May, 2010, but has announced that she will not seek re-election at the 2011 Annual Meeting.
Cash Compensation
We provide the following cash compensation to our non-management Directors in quarterly installments:
•	an annual retainer of $40,000;
•	an additional $50,000 to the Chairman of the Board;
•	an additional $12,500 to the Audit Committee chairperson;
•	an additional $5,000 to all committee chairpersons (other than the Audit Committee chairperson) and
•	an additional $5,000 to all Audit Committee members.

Other Compensation Issues
Any Director compensation may be prorated for a Director serving less than a full one-year term as in the case of a Director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board of Directors and its committees. Under Luxembourg law and our Articles of Association, Directors’ compensation is subject to review and adjustment by the shareholders from time to time.
As part of Director compensation, non-management Directors receive shares of Common Stock of Altisource with a fair market value of $45,000. “Fair Market Value” is defined as the average of the high and low prices of the Common Stock as reported on the NASDAQ Stock Exchange on the award date. Equity compensation is paid for the prior year of service after the annual organizational meeting of the Board of Directors which immediately follows the Annual Meeting of Shareholders. Shares will be awarded if the Director attends an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which the Director is a member during the award period.
Proposal for Change in Compensation
In 2010, the Company engaged Exequity LLP (“Exequity”) to assist in analyzing the competitiveness of its pay levels for non-management Directors and in identifying peer group companies. Please see “Compensation Discussion and Analysis” for more information on the use of Exequity and our peer groups.
Based on a review of data provided by Exequity, the Compensation Committee concluded that the compensation of our Directors is below the median compensation of non-management Directors of our peer group companies by approximately $12,000. The Compensation Committee believes it is important to attract and retain the best possible candidates to serve on our Board of Directors. Therefore, we are including a proposal to our Annual General Meeting that Directors’ compensation be increased by $9,000 in the annual cash retainer paid to our non-management Directors. In addition, we are also proposing to award a one-time grant of 500 shares of Common Stock to each new non-management Director on the date of his or her initial election to the Board of Directors by our shareholders. These shares would vest 25% a year on each anniversary of the grant date. Lastly, we are proposing that all non-management Directors that are elected at the 2011 Annual General Meeting be provided this one-time grant.
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our executive officers are elected annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for election as our executive officer. None of our Directors and/or executive officers are related to any other Directors and/or executive officer of Altisource or any of its subsidiaries by blood, marriage or adoption.

Name(1)	Age	Position
Robert D. Stiles	38	Chief Financial Officer
Kevin J. Wilcox	47	Chief Administration Officer and General Counsel

(1)	All information set forth herein is as of March 15, 2011.

The principal occupation for the last five (5) years, as well as certain other biographical information, for each of our executive officers that is not a Director is set forth below.
Robert D. Stiles. Mr. Stiles serves as Chief Financial Officer of Altisource. Before joining Altisource in August of 2009, he served as Chief Financial Officer of Ocwen Solutions since March 2009. Prior to joining Ocwen, Mr. Stiles served as Director, Controller for Centerline Capital Group since October 2007, as Vice President and Assistant Controller for Viacom Inc. from April 2006 to May 2007 and in various positions within Time Warner Inc.’s financial reporting and tax policy groups from August 2002 to April 2006. Mr. Stiles began his career with KPMG LLP and is a Certified Public Accountant (Virginia). He holds a Bachelor of Business Administration in Accounting with a concentration in Information Systems from James Madison University and a Masters of Business Administration from Columbia University.
Kevin J. Wilcox. Mr. Wilcox serves as Chief Administration Officer and General Counsel of Altisource. Before joining Altisource in August of 2009, he served as Executive Vice President, Chief Administration Officer and Corporate Secretary for Ocwen since May 2008. Mr. Wilcox previously served as the Senior Vice President of Human Resources and Corporate Services. He joined Ocwen in March 1998 as Senior Manager, Litigation in the Law Department where he was responsible for the management and resolution of all corporate litigation. He holds a Bachelor of Science in Business Administration from the University of Florida and a Juris Doctorate from the Florida State University College of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED SHAREHOLDER MATTERS
Beneficial Ownership of Common Stock
The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the record date by:
•	each Director and named executive officer of Altisource;
•	all Directors and named executive officers of Altisource as a group; and
•	all persons known by Altisource to own beneficially 5% or more of the outstanding Common Stock.
The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address of all persons below is: 291, Route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg.
Shares Beneficially Owned as of March 1, 2011(1)

Name of Beneficial Owner:	Amount	Percent
Leon G. Cooperman(2)	1,957,700	7.47%

Directors and Named Executive Officers:	Amount	Percent
William C. Erbey(3)	6,449,448	24.61%
William B. Shepro(4)	222,353	*
Roland Müller-Ineichen	4,839	*
Timo Vättö	3,839	*
Silke Andresen-Kienz(5)	(0)	*
W. Michael Linn(6)	(0)	*
Robert D. Stiles(7)	9,167	*
Kevin J. Wilcox(8)	136,882	*

All Directors and Named Executive Officers as a Group (7 persons)	6,826,528	26.04%

*	Less than 1%

(1)	For purposes of this table, an individual is considered the beneficial owner of shares of Common Stock if he or she directly or indirectly has, or shares, voting power or investment power as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. No shares have been pledged as security by the named executive officers or Directors.

(2)	Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2011 by Leon G. Cooperman. Includes 1,014,200 shares as to which sole voting power is claimed and 1,014,200 shares as to which sole dispositive power is claimed. Mr. Cooperman’s address is 2700 North Military Trail, Suite 230, Boca Raton FL 33431.

(3)	Includes 4,110,396 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners and to 13,862 shares held jointly. Also includes 1,803,234 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey and includes options to acquire 520,117 shares which are exercisable on or within 60 days after March 1, 2011.

(4)	Includes options to acquire 197,490 shares which are exercisable on or within 60 days after March 1, 2011. Includes 24,871 shares held by the William B. Shepro Revocable Trust. Mr. and Mrs. William B. Shepro share voting and dispositive power with respect to these shares.

(5)	Mrs. Andresen-Kienz currently serves as a Director but is not seeking re-election to the Board of Directors.

(6)	Mr. Linn does not currently serve as a Director but has been nominated for election to the Board of Directors.

(7)	Includes options to acquire 9,167 shares which are exercisable on or within 60 days after March 1, 2011.

(8)	Includes options to acquire 136,150 shares which are exercisable on or within 60 days after March 1, 2011.
Equity Compensation Plan Information
The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. The information is split between all compensation plans previously approved by security holders and all compensation plans not previously approved by security holders.

Number of securities
	Number of securities to	Weighted average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
	of outstanding options,	outstanding options,	equity compensation
Plan Category	warrants and rights	warrants and rights	plans
Equity compensation plans approved by security holders	3,451,613	$13.46	2,711,399

Equity compensation plans not approved by security holders	—	—	—

Total	3,451,613	$13.46	2,711,399

Section 16(a) Beneficial Ownership Reporting Compliance
Based upon the Company’s review of Section 16(a) reports, the Company believes that all Section 16(a) filing requirements applicable to such reporting persons were complied with, except that the following Section 16 reports were filed late primarily as a result of an administrative oversight following the Company’s separation from Ocwen: William C. Erbey filed one late report, an amendment, which covered fourteen transactions; William B. Shepro filed two late reports, including one amendment, which covered fourteen transactions; Kevin J. Wilcox filed two late reports, including one amendment, which covered fourteen transactions; and Robert D. Stiles filed one late report covering three transactions. Silke Andresen-Kienz filed one late report to report her status as an insider.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction, Philosophy and Objectives
We believe an effective executive compensation program aligns executives’ interests with shareholders by rewarding performance that achieves or exceeds specific financial targets and strategic goals designed to improve shareholder value. We seek to promote individual service longevity and to provide our executives with long-term incentive opportunities that promote consistent, high-level financial performance. The Compensation Committee evaluates both performance and compensation annually to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To achieve these objectives, we generally believe executive compensation packages should include both cash and equity-based compensation that rewards performance as measured against established goals.
This compensation discussion and analysis provides information regarding the following:
•	compensation programs for our Chief Executive Officer, Chief Financial Officer and Chief Administration Officer and General Counsel;
•	overall objectives of our compensation program and what it is designed to reward;
•	each element of compensation that we provide; and
•	the reasons for the compensation decisions we have made regarding these individuals.
Our named executive officers for 2010 are:

Name	Position
William B. Shepro	Chief Executive Officer
Robert D. Stiles	Chief Financial Officer
Kevin J. Wilcox	Chief Administration Officer and General Counsel
Role of Executive Officers in Compensation Decisions
Certain executives are involved in the design and implementation of our executive compensation programs including the Chief Executive Officer and Chief Administration Officer, who are typically present at Compensation Committee meetings. These executives annually review the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee) and present their conclusions and recommendations regarding incentive award amounts to the Compensation Committee for its consideration and approval. The Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations; however, executive compensation matters are generally delegated to the Chief Executive Officer and Chief Administration Officer for development and execution.
Role of Compensation Consultant
To further the objectives of our compensation program, in December 2010, our Compensation Committee, pursuant to its authority under its Committee Charter, retained an independent compensation consultant, Exequity, to provide advice on executive compensation matters and to assist the Committee and management in their review of the compensation for our named executive officers, other key executives and our Board of Directors.
Our continuing engagement with Exequity will be project-based and in response to the needs of our Compensation Committee. Pursuant to the terms of our engagement with Exequity, Exequity will report directly to the Compensation Committee, receive compensation only for compensation advisory services provided to the Compensation Committee and will have no other business relationship with the Company.

As part of its analysis, Exequity provided research and presented information to the Committee related to compensation trends and “best practices” in executive and director compensation among peer group companies in a similar line of business and of similar size to Altisource. Executive compensation data and other resources provided by Exequity set the foundation for the Committee’s review and analysis of Executive and Director Compensation levels. Please see “Setting Compensation Levels” for information on the peer group companies the Compensation Committee used in its analysis.
Employment Agreements
As required by Luxembourg law, Altisource has entered into employment agreements with William B. Shepro, our Chief Executive Officer, Robert D. Stiles, our Chief Financial Officer and Kevin J. Wilcox, our Chief Administration Officer and General Counsel. The employment terms continue indefinitely until the executive’s separation. The contracts provide for base salary and annual incentive compensation based on the satisfaction of relevant performance criteria. In addition, the executives may receive benefits such as health care or a contributory retirement plan. Altisource reimburses each executive for reasonable costs properly incurred by such executive in the course of his employment with the Company including, without limitation, reimbursement of relocation expenses and the provision of certain allowances as described in the Executive Compensation section below.
In order to terminate the contract, each party must provide notice in accordance with the time periods set forth in article L.124-1 of the Luxembourg Labour Code. In the event of the executive’s termination by the Company for “cause” (as such term is defined in the employment agreement), no notice is required. In addition, in the event that the executive’s employment is terminated by the Company without “cause” (as such term is defined in the employment agreement) or the executive resigns for “good reason” (as such term is defined in the employment agreement), the executive will receive severance benefits. Furthermore, the executive may be entitled to receive redundancy payments in accordance with article L.124-7 of the Luxembourg Labour Code upon certain terminations.
The contracts also provide for a covenant to maintain our confidential information and to enter into an intellectual property agreement. In addition, the executive is bound by a non-solicitation covenant for a period of one (1) year following the termination of the contract. The agreements are governed in accordance with the laws of the Grand Duchy of Luxembourg.
Elements of Compensation
The current compensation package for our executive officers consists of base salary and annual incentive compensation. This compensation structure was developed in order to provide each executive officer with a competitive salary while emphasizing an incentive compensation element that is tied to the achievement of corporate goals and strategic initiatives as well as individual performance. We believe that the following elements of compensation are appropriate in light of our performance, industry, current challenges and environment.
Base Salary. Base salaries for our executive officers are established based on individual qualifications and job responsibilities while taking into account compensation levels at similarly situated companies for similar positions. Base salaries of the executive officers are reviewed annually during the performance appraisal process with adjustments made based on market information, internal review of the executive officer’s compensation in relation to other officers, individual performance of the executive officer and corporate performance. Salary levels are also considered upon a promotion or other change in job responsibility. Salary adjustment recommendations are based on our overall performance and an analysis of compensation levels necessary to maintain and attract quality personnel. While the Compensation Committee sets the base salary for the Chief Executive Officer, the base salaries for all other executive officers are established and reviewed by the Chief Executive Officer and Chief Administration Officer.
Annual Incentive Compensation. Pursuant to Altisource’s annual incentive plan, a participant can earn cash, restricted stock and stock option awards as determined by the Compensation Committee. The plan provides the Compensation Committee and our management with the authority to establish incentive award guidelines which are further discussed below.

Each executive officer has a targeted annual cash incentive award that is expressed as a percentage of annual cash total target compensation for each executive officer. In 2010, 40-60% of total annual cash target compensation was payable only upon achievement of certain minimum Company and individual performance levels. The appropriate targeted percentage is determined and varies based upon the nature and scope of each executive officer’s responsibilities. The table below reflects the percentage of each executive officer’s target total annual cash compensation that was allocated to each of base salary and incentive compensation in 2010 and each executive officer’s actual total annual cash compensation that was allocated to each of base salary and incentive compensation in 2010:

		Incentive		Incentive
	Base Salary % of	Compensation % of	Base Salary % of	Compensation % of
	Target Total Annual	Target Total Annual	Actual Total Annual	Actual Total Annual
	Cash Compensation	Cash Compensation	Cash Compensation	Cash Compensation
Name	in 2010	in 2010	in 2010	in 2010
William B. Shepro	40%	60%	31%	69%
Robert D. Stiles	60%	40%	53%	47%
Kevin J. Wilcox	50%	50%	42%	58%
Our annual incentive-based cash compensation is structured to motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. This is accomplished by utilizing a balanced scorecard methodology which incorporates multiple financial and non-financial performance indicators developed through our annual strategic planning process to enhance Company performance and long-term shareholder value. This corporate scorecard is approved annually by the Compensation Committee and/or the full Board of Directors and is utilized by the Compensation Committee as a factor to determine the appropriate amount of incentive compensation to be paid to the Chief Executive Officer and other executive officers. During development of the corporate scorecard each year, the Compensation Committee considers the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Compensation Committee is to establish the Target goal at a level that is challenging to achieve. For 2010, our corporate scorecard was approved by our Board of Directors at our meeting on January 26, 2010.
Our corporate scorecard for 2010 and corresponding achievement levels are detailed below:
2010 Corporate Scorecard Elements

Achievement Levels
Element	Threshold	Target	Outstanding	Level Achieved

Achieve Revenue Target	$244.8 million	$272.0 million	$299.2 million	$301.4 million

Achieve EPS Target	$1.53 Diluted EPS	$1.70 diluted EPS	$1.87 Diluted EPS	$1.88 Diluted EPS

Optimize Legal Structure	Executive Committee discretion of average improvement achieved by December 31, 2010	Executive Committee discretion of average improvement achieved by September 30, 2010	Executive Committee discretion of material improvement achieved by September 30, 2010	Executive Committee determined material improvement achieved by June 30, 2010

Successfully complete the Company’s key strategic initiatives	Achieve 80% weighted average score	Achieve 90% weighted average score	Achieve 100% weighted average score	Achieved weighted average score of 101.6%

Strategic Initiatives

Achievement Levels
Element	Threshold	Target	Outstanding	Level Achieved

Existing Customer Penetration	Achieve planned penetration level by June 30, 2010	Achieve planned penetration level by May 31, 2010	Achieve planned penetration level by April 30, 2010	Achieved planned penetration level by April 30, 2010

New Customer Penetration	Achieve $19.5 million in revenue from new third-party clients	Achieve $21.7 million in revenue from new third-party clients	Achieve $23.9 million in revenue from new third-party clients	Achieved $20.6 million in revenue from new third-party clients

Invest in new Service Offerings	Two plans approved (at CEO discretion). One by March 31, 2010 with completion at target level and second plan by October 31, 2010 with completion at target level	Two plans approved (at CEO discretion). One by March 31. 2010 with completion at target level and second plan by August 31, 2010 with completion at target level	Two plans approved (at CEO discretion). One by March 31, 2010 with completion at target level and second plan by June 30, 2010 with completion at target level	Two plans approved by March 31, 2010; One additional plan approved by June 30, 2010

Provide highest quality services at lowest operating costs —Productivity Improvement	18% performance improvement in call center functions	24% performance improvement in call center functions	30% performance improvement in call center functions	0% performance improvement in call center functions

Provide highest quality services at lowest operating costs — Six Sigma Project	Six Sigma process improvement plan approved by April 30, 2010 and average quality implementation — Executive Committee discretion	Six Sigma process improvement plan approved by March 31, 2010 and average quality implementation — Executive Committee discretion	Six Sigma process improvement plan approved by February 28, 2010 and high quality implementation — Executive Committee discretion	Six Sigma process improvement plan approved by February 28, 2010 and Executive Committee has determined the implementation to be of high quality

Provide highest quality services at lowest operating costs —Technology Services	10% Reduction of production issues when comparing second half 2010 to first half 2010	25% Reduction of production issues when comparing second half 2010 to first half 2010	50% Reduction of production issues when comparing second half 2010 to first half 2010	54% Reduction of production issues comparing second half 2010 to first half 2010

Provide highest quality at lowest operating costs — Mortgage Services	Achieve Service Level Agreement Performance Parameters >= 85.0% and < 89.9%	Achieve Service Level Agreement Performance Parameters >= 90.0% and <94.9%	Achieve Service Level Agreement Performance Parameters >= 95.0%	Achieved Service Level Agreement Performance Parameter of 85.2%

Provide highest quality services at lowest operating costs — Financial Services	Achieve 5 of 5 client scorecards at threshold or above	Achieve 5 of 5 client scorecards at target or above	Achieve all client scorecards at target and 3 of 5 client scorecards at outstanding (must include largest client)	Not achieved

Achievement Levels
Element	Threshold	Target	Outstanding	Level Achieved

Standardize BPM Platform and deliver in accordance with plan milestones	Deliver the Roadmap by August 30, 2010	Deliver the Roadmap by August 10, 2010	Deliver the Roadmap by July 15, 2010	Delivered Roadmap on July 10, 2010

Business Strategy Planning	Achieve weighted average score on project plan of ..70 to .849.	Achieve weighted average score on project plan of ..85 to 1.0	Achieve weighted average score on project plan of greater than 1.00	Achieved weighted average score of .85

Business Strategy Planning	Level of achievement of project plan to commercialize REALServicing® at the discretion of the CEO	Level of achievement of project plan to commercialize REALServicing® at the discretion of the CEO	Level of achievement of project plan to commercialize REALServicing® at the discretion of the CEO	CEO has determined the level of achievement to be Outstanding

New Customer Penetration	REALTrans®, REALRemit® and LENDERS ONE® Integrated Portal delivered to UAT by December 31, 2010	REALTrans®, REALRemit® and LENDERS ONE® Portal delivered to UAT by December 15, 2010	REALTrans®, REALRemit® and LENDERS ONE® Integrated Portal delivered to UAT by November 30, 2010	REALTrans®, REALRemit® and LENDERS ONE® Integrated Portal was delivered to UAT in November 2010

Process Optimization	Achieve weighted average score on Consumer Analytics projects of ..70 to .849.	Achieve weighted average score on Consumer Analytics projects of ..85 to 1.0	Achieve weighted average score on Consumer Analytics projects of greater than 1.00	Achieved weighted average score of 1.05 — Outstanding

Develop and Implement Agile Transition Plan	Achieve 1 of 3 Complete Part 1 by September 30, 2010 Complete Part 2 by October 31, 2010 Complete Part 3 by November 15, 2010	Achieve 2 of 3 Complete Part 1 by September 30, 2010 Complete Part 2 by October 31, 2010 Complete Part 3 by November 15, 2010	Achieve 3 of 3 Complete Part 1 by September 30, 2010 Complete Part 2 by October 31, 2010 Complete Part 3 by November 15, 2010	Achieved 3 of 3 Completed Part 1 on September 21, 2010 Completed Part 2 on October 22, 2010 Completed Part 3 on October 29, 2010
The incentive award for our Chief Executive Officer is structured so that compensation opportunities are related to (i) the Company’s performance versus the objectives established in the corporate scorecard (80%), and (ii) a performance appraisal (20%). The incentive awards of our other named executive officers are structured so that compensation opportunities are related to (i) performance within the corporate, business unit or support unit scorecard as expressly assigned in each executive’s scorecard of which 20% or more is weighted on Corporate Financial Objectives (80%), and (ii) a performance appraisal (20%).
The components in each scorecard are weighted individually based on relevance to the ultimate financial performance of the Company and achievement of our corporate strategic initiatives. Within each component of the scorecard, there are three (3) established levels of achievement: Threshold, Target, and Outstanding. Each level of achievement is tied to a relative point on a percentage scale which indicates the executive officer’s level of goal achievement within each component of the scorecard. Achieving the Threshold level of achievement will earn the executive officer 50% of the target incentive compensation tied to such goal; the Target level of achievement will earn the executive officer 100% of the target incentive compensation tied to such goal and the Outstanding level of achievement will earn the executive officer 150% of the target incentive compensation tied to such goal. Any achievement below the Threshold level will not entitle the executive to compensation for the associated goal.

The goals and initiatives are further cascaded down through the organization to all of our incentive-eligible employees in their personal scorecards which are tied to performance against goals that are directly linked to Company profitability and strategy. The scorecards are communicated to all incentive-eligible employees by the Human Resource Department or the employee’s immediate supervisor and are available to employees in our performance management tracking system. Performance against such scorecards is reviewed with senior management on a quarterly basis and after the end of each year. This incentive compensation structure is intended to align the goals of our incentive-eligible employees with the overall success of the Company while establishing clear performance standards within their respective business or support units.
The 2010 personal scorecards for our Chief Executive Officer and other named executive officers and their corresponding levels of achievement are as follows:

Achievement Levels
Name	%	2010 Scorecard Elements	Threshold	Target	Outstanding	Level Achieved

William B. Shepro	25%	Achieve EPS Target	$1.53 Diluted EPS	$1.70 diluted EPS	$1.87 Diluted EPS	$1.88 Diluted EPS

	20%	Achieve Revenue Target of $272.0 million (35% increase over prior year)	$244.8 million	$272.0 million	$299.2 million	$301.4 million

	30%	Successfully complete the key strategic initiatives	80% of weighted average	90% of weighted average	100% of weighted average	Achieved 101.6% weighted average score

	25%	Optimize legal structure	Executive Committee Discretion of average improvement achieved by year-end	Executive Committee Discretion of average improvement achieved by September 30	Executive Committee Discretion of material improvement achieved by September 30	Completed in June 2010 at Outstanding

Robert D. Stiles	25%	Achieve EPS Target	$1.53 Diluted EPS	$1.70 diluted EPS	$1.87 Diluted EPS	$1.88 Diluted EPS

	20%	Achieve Revenue Target of $272.0 million (35% increase over prior year)	$244.8 million	$272.0 million	$299.2 million	$301.4 million

	30%	Successfully complete the key strategic initiatives	90% of weighted average	100% of weighted average	110% of weighted average	Achieved 101.6% weighted average score

	25%	Optimize legal structure	Executive Committee Discretion of average improvement achieved by year-end	Executive Committee Discretion of average improvement achieved by September 30	Executive Committee Discretion of material improvement achieved by September 30	Completed in June 2010 at Outstanding

Achievement Levels
Name	%	2010 Scorecard Elements	Threshold	Target	Outstanding	Level Achieved

Kevin J. Wilcox	25%	Achieve EPS Target	$1.53 Diluted EPS	$1.70 diluted EPS	$1.87 Diluted EPS	$1.88 Diluted EPS

	20%	Achieve Revenue Target of $272.0 million (35% increase over prior year)	$244.8 million	$272.0 million	$299.2 million	$301.4 million

	30%	Successfully complete the key strategic initiatives	90% of weighted average	100% of weighted average	110% of weighted average	Achieved 101.6% weighted average score

	25%	Optimize legal structure	Executive Committee Discretion of average improvement achieved by year-end	Executive Committee Discretion of average improvement achieved by September 30	Executive Committee Discretion of material improvement achieved by September 30	Completed in June 2010 at Outstanding
Executives have 20% of their incentive compensation determined by their performance appraisal for the service year. Each of our executive officers performs a self-assessment as to his performance against his goals for the applicable year. Our Chief Executive Officer utilizes these assessments, as well as his own observations to prepare a written performance appraisal for each of the other executive officers. These performance appraisals rate performance on objective criteria related to two key factors: (i) the executive’s ability to improve and develop their organization throughout the year, and (ii) the executive’s strategic contributions to the direction of the Company.
The Chief Executive Officer’s scorecard performance and personal performance appraisal are determined by the Compensation Committee in consultation with the Chairman taking into consideration whether the Company’s performance as a whole compared with the Chief Executive Officer’s incentive presents a fair representation of the Chief Executive Officer’s performance.
For our executives, other than the Chief Executive Officer, the Chief Executive Officer, in conjunction with the Chief Administration Officer, presents the personal scorecard performance and the performance appraisal scores to the Compensation Committee and makes recommendations as to the incentive compensation for each executive officer. The Compensation Committee evaluates the recommendations in light of the Company’s overall performance and the executive’s business unit or support unit’s performance and makes the final compensation award determinations for each executive. Annual incentive compensation is paid to our executives and other incentive-eligible employees following this determination. For 2010, incentive compensation was awarded accordingly.
Generally, at the first Board of Directors meeting of the fiscal year, the Compensation Committee approves the corporate scorecard and annual incentive components for the Chief Executive Officer and other executives for the upcoming year. Key performance indicators for the Company for 2011 have been developed.
The corporate scorecard for 2011 includes achieving an overall revenue target, achieving business segment specific revenue and pre-tax income targets and increasing earnings per share. In addition, the corporate scorecard provides for successful completion of strategic initiatives established to enhance long-term corporate and shareholder value. The 2011 corporate strategic initiatives relate to:
•	Improving operational effectiveness and efficiency;
•	Expanding the Company’s service offerings;
•	Balancing the Company’s service offerings; and
•	Organizational development.

Setting Compensation Levels
From time to time, the Company conducts benchmarking on Chief Executive Officer and other executive officer compensation among peer companies of comparable size, industry, location and similar attributes that may compete with Altisource for qualified management talent. In 2010, our Compensation Committee retained an independent compensation consultant, Exequity, to assist the Compensation Committee in reviewing the compensation levels for our Executive officers and Directors.
Exequity conducted an analysis of our executive and director compensation levels compared to pay levels among our peer companies to help identify the competitive positioning of our pay practices.
In order to provide a robust array of pay benchmarking data, Exequity reviewed executive pay among two independent sets of companies:
•
A primary peer group of 14 similarly-sized (revenues ranging from $95MM — $1.7B) companies with similar operational dynamics as Altisource from the Mortgage Services, Business Process Outsourcing (BPO) and Application Software / Software Systems sectors. This peer group consists of the following companies: Bottomline Technologies Inc., Cass Information Systems, EXLService Holdings, Inc., Fleetcor Technologies Inc., Genpact Ltd., Hackett Group Inc., iGate, Online Resources Corp., Prommis Solutions Holding Corp. Stewart Information Services, TNS Inc., Virtusa Corp., WNS (Holdings) Ltd. and Wright Express Corp.

•
A secondary peer group of 8 companies that have a more direct operational match to Altisource, but which includes companies larger than Altisource (revenues ranging between $1.1B—$5.8B). The peer group consists of the following companies: Equifax Inc., Fidelity National Financial, Fidelity National Information Services, First American Financial Corporation, Fiserv Inc., Genpact Ltd., Lender Processing Services and Stewart Information Services.

All information was obtained from publicly available proxy disclosures. The information gathered from these companies included base salary, cash incentive compensation and long-term equity incentive compensation.
The Compensation Committee believes this methodology of peer group benchmarking provides a fair representation of the competitive arena for executive talent and is an effective approach to setting compensation levels to ensure that the Company’s pay practices allow it to attract and retain executive employees of the highest quality.
Based on the benchmarking, performance, retention and other relevant considerations, the Compensation Committee reviews recommendations and determines appropriate base salary and annual incentive compensation targets for the Chief Executive Officer and other executive officers. The Compensation Committee generally makes its determinations during the second quarter of the year; however, they may make adjustments at other times as appropriate. No changes were recommended to the Company’s Executive compensation pay practices by the independent compensation consultant.
Please see “Role of Compensation Consultant” for further information regarding our use of an independent compensation consultant based on its analysis of the peer companies.
Equity Incentive Plan
The Compensation Committee, in cooperation with senior management, implemented the 2009 Equity Incentive Plan. The purpose of the 2009 Equity Incentive Plan is to provide additional incentives to key employees to make extraordinary contributions to the Company, to assist with the retention of key employees and to align the interests of our employees with the interests of our shareholders. The 2009 Equity Incentive Plan is administered by the Compensation Committee and authorizes the grant of restricted stock, options, stock appreciation rights, stock purchase rights or other equity-based awards to our employees. Options granted under the plan may be either “incentive stock options” as defined in Section 422 of the Code, or nonqualified stock options, as determined by the Compensation Committee.

In January 2010, we granted option awards to fifteen (15) key employees who we identified as employees that can have a meaningful impact on the rapid and profitable growth of Altisource. The grants ranged from 10,000 options to 80,000 options for a total grant of 407,500 options. As part of these awards, Robert D. Stiles was granted 46,667 options. These options have an exercise price of $22.01, the stock price at close on the grant date. Twenty-five percent of the options vest over time in equal installments over four years and seventy-five percent of the options will vest based on applicable Company performance. If at any time the shareholders have achieved a 20% annualized rate of return and two times their investment (as measured by a hypothetical investment at the strike price on the grant date), two-thirds of the performance options will vest. If at any time the investors have achieved a 25% annualized rate of return and three times their investment (as measured by a hypothetical investment at the strike price on the grant date), 100% of the Performance Grant will vest. At the time the performance hurdles are achieved the options will vest over three years (25% immediately and 25% on each anniversary date of the performance hurdle being met). If the employee voluntarily resigns or is terminated, the employee loses the right to any unvested awards.
The grant of options to this broader set of employees allowed us to incent the long term success of the Company by creating further alignment to an increase in shareholder value. Additionally, the long term vesting of the options provides a significant retention tool for these key employees.
In May 2010, we awarded 480,000 primarily performance-based options to our named executive officers, consisting of an award of 240,000 options to William B Shepro, 120,000 options to Robert D. Stiles and 120,000 options to Kevin J. Wilcox. These options have an exercise price of $24.85. The performance based vesting terms of these options require exceptional returns for the shareholders before vesting would begin for the executives. We determined that these equity amounts would bring management in-line with amounts which we believe to be comparable to the management teams of publicly traded competitors.
Because of the long-term equity incentive opportunity now available to our named executive officers, we do not intend to grant such awards on an annual basis. With seventy-five percent of the awards tied to performance and requiring a doubling or tripling of the stock price to vest, these options incent Management to make extraordinary contributions to the long-term success of the Company. Additionally, as noted above, the long-term vesting of the options provides a significant retention tool for our named executive officers.
Each award granted under the plan is evidenced by a written award agreement between the participant and us, which describes the award and states the terms and conditions to which the award is subject. If any shares subject to award are forfeited or if any award terminates, expires or lapses without being exercised, shares of Common Stock subject to such award will again be available for future grant.
Stock Ownership Policies
Although we do not have stock ownership requirements, our philosophy is that equity ownership by our Directors and executives is important to attract, motivate, retain and to align their interests with the interests of our shareholders. The Compensation Committee believes that the Company’s various equity incentive plans are adequate to achieve this philosophy. We also maintain a management directive detailing our trading window period policy for Directors, executive officers and other employees and our insider trading policy.
Other Compensation
The Compensation Committee’s policy with respect to other employee benefit plans is to provide benefits to our employees, including executive officers, that are comparable to benefits offered by companies of a similar size to ours. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

Potential Payments upon Termination or Change in Control
Below is a description of the amounts payable to each named executive officer assuming the executive’s employment had terminated under various scenarios, or a change of control had occurred, on December 31, 2010 (the last business day of fiscal year 2010). Due to the number of factors that affect the nature and amount of any benefits under the various scenarios, actual amounts paid or distributed may be different.
As noted above, our Chief Executive Officer, Chief Financial Officer and Chief Administration Officer and General Counsel have entered into employment agreements with the Company. Under these agreements, if employment is terminated by the executive’s retirement or disability, as defined therein, the Company will pay all standard relocation costs to relocate the officer to the United States. If the Company terminates the officer other than for “cause”, or the officer terminates for “good reason”, as defined therein, the Company is obligated to make a cash payment of one year’s salary plus one year’s target incentive compensation. In these instances, the Company will also pay all standard relocation costs to relocate the named executive officer to the United States. If the named executive officer is terminated by the Company for “cause”, the Company may terminate without notice and with no liability to make any further payment to the executive, other than amounts accrued and unpaid at the date of termination.
All named executive officers have options under the 2009 Equity Incentive Plan. As described in the Equity Incentive Plan section above, a portion of the options vest over time in equal installments (the “Time-Based Options”), and the remaining options will vest based on applicable Company performance (the “Performance-Based Options”). Unless an executive officer has been terminated for cause, the executive officer would be entitled to retain any vested portion of prior equity awards granted through the 2009 Equity Incentive Plan. Generally, for termination not due to death, disability or retirement, the executive officer has six (6) months within which to exercise stock options pursuant to our stock option agreements. Any portion of an equity award not vested will be forfeited in either circumstance unless alternate arrangements are made in the discretion of the Compensation Committee. Furthermore, pursuant to each stock option agreement granting an equity award, upon termination of an executive for cause, all outstanding stock options granted pursuant to such stock option agreement are forfeited.
Certain of the stock option agreements provide for accelerated vesting as set forth below. Upon a named executive officer’s retirement, disability, death, termination by the Company without “cause” or termination by the named executive officer for “good reason,” as defined in the applicable stock option agreement, all Time-Based Options will immediately vest. Additionally, pursuant to these certain agreements, if there is a “change of control event,” as defined in the applicable stock option agreement, all options, including Time-Based Options and Performance-Based Options, will vest.
Upon his retirement, disability, death, termination by the Company without “cause” or termination by Mr. Shepro for “good reason,” Mr. Shepro would receive $890,393 from the accelerated vesting of options. Upon a “change in control,” Mr. Shepro would receive $3,196,158 from the accelerated vesting of options.
Upon his retirement, disability, death, termination by the Company without “cause” or termination by Mr. Stiles for “good reason,” Mr. Stiles would receive $284,969 from the accelerated vesting of options. Upon a “change in control,” Mr. Stiles would receive $394,328 from the accelerated vesting of options.
Upon his retirement, disability, death, termination by the Company without “cause” or termination by Mr. Wilcox for “good reason,” Mr. Wilcox would receive $610,886 from the accelerated vesting of options. Upon a “change in control,” Mr. Wilcox would receive $2,343,698 from the accelerated vesting of options.
Tax Considerations
The timing of compensation decisions is driven by a variety of tax considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers up to $1,000,000 per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation.

In order to satisfy the deductibility requirements under Section 162(m) of the Code, performance objectives must be established in the first 90 days of the performance period. For annual incentive awards, this means performance objectives must be established no later than the end of March. In addition, in order to avoid being considered deferred compensation under Section 409A of the Code and to be deductible for the prior tax year, our annual incentive awards with respect to the prior year must be paid out by March 15 for employees of the Company who are U.S. taxpayers.
EXECUTIVE COMPENSATION
Summary Compensation Table
The following table discloses compensation received by our Chief Executive Officer, our Chief Financial Officer and our Chief Administration Officer and General Counsel for fiscal years 2009 and 2010.

						Non-Equity
						Incentive	All Other
Name and				Option		Compen-	Compen-
Principal Position	Year	Salary(1)		Awards(2)		sation(3)	sation(4)		Total

William B. Shepro	2009	$383,816	(5)	—		$853,205	$221,254	(6)	$1,458,275
Chief Executive Officer and Director	2010	$445,471		$2,892,000		$994,500	$106,425	(7)	$4,438,396

Robert D. Stiles	2009	$215,171	(8)	$171,248	(9)	$218,960	$27,169	(10)	$632,548
Chief Financial Officer	2010	$272,065		$1,960,737		$243,800	$56,890	(11)	$2,533,492

Kevin J. Wilcox	2009	$316,084	(12)	—		$450,938	$30,426	(13)	$797,448
Chief Administration Officer and General Counsel	2010	$363,632		$1,446,000		$500,500	$150,076	(14)	$2,460,208

(1)	Represents amounts earned in corresponding year.

(2)
For awards of options, the amount disclosed represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. We based the grant date fair value of stock awards in 2009 and 2010 on the closing price of our Common Stock. We estimated the grant date fair value of stock option awards in 2009 and 2010 using the Black-Scholes option-pricing model and a binomial option pricing model utilizing the following assumptions:

Service Condition Awards — Black-Scholes Option Pricing Model

Performance	Expected Volatility	Expected Dividend	Exercise Price	Risk-Free Interest	Expected Term in
Year	(%)	Yield (%)	($)	Rate (%)	Years
2009	39%	0	$14.15	2.64%	5.0
2010	47% - 50%	0	$22.01 - $24.85	2.82% - 3.12%	7.0

Market Condition Awards — Binomial Option Pricing Model

Performance	Expected Volatility	Expected Dividend	Exercise Price	Risk-Free Interest	Contract Term in
Year	(%)	Yield (%)	($)	Rate (%)	Years
2009	38% - 46%	0	$14.15	0.5% - 3.86%	10
2010	51% - 52%	0	$22.01 - $25.85	0.02% - 3.66%	13

(3)	Consists of the cash portion of incentive compensation bonus related to performance measures satisfied in the year indicated and awarded in the first quarter of the following year.

(4)
Consists of contributions by Ocwen and Altisource pursuant to their 401(k) Savings Plan for each executive officer, group term life insurance, relocation expenses, car allowances, housing allowances and utilities allowances as detailed below.

(5)
As set forth in Mr. Shepro’s employment agreement, following the separation of Altisource from Ocwen, Mr. Shepro’s base salary was converted from US Dollars to Euros at the average exchange rate for US Dollars to Euros for 2009 up to August 24, 2009. This amount includes a 30% cost of living adjustment effective as of August 24, 2009, the date of Mr. Shepro’s relocation to Luxembourg.

(6)
Includes $186,924 for relocation expenses, $27,571 for housing allowance, $1,748 for a car allowance, $4,900 for 401(k) contributions and $111 for group term life contributions. Mr. Shepro also has access to an additional Company car while in Luxembourg.

(7)	Includes $67,519 for housing allowance, $14,175 for a car allowance and $24,731 for goods and services allowance. Mr. Shepro also has access to a Company car while in Luxembourg.

(8)
Mr. Stiles joined Altisource in March of 2009; consequently, his base salary is for a partial year. As set forth in Mr. Stiles’ employment agreement, following the separation of Altisource from Ocwen, Mr. Stiles’ base salary was converted from US Dollars to Euros at the average exchange rate for US Dollars to Euros for 2009 up to August 24, 2009.

(9)	Altisource agreed to grant Mr. Stiles these option awards in Mr. Stiles’ offer of employment dated January 22, 2009.

(10)	Includes $16,749 for relocation expenses and $10,421 for housing allowance. Mr. Stiles also has access to a Company car while in Luxembourg.

(11)	Includes $32,159 for housing allowance and $24,731 for goods and services allowance. Mr. Stiles also has access to a Company car while in Luxembourg.

(12)
As set forth in Mr. Wilcox’s employment agreement, following the separation of Altisource from Ocwen, Mr. Wilcox’s base salary was converted from US Dollars to Euros at the average exchange rate for US Dollars to Euros for 2009 up to August 24, 2009. This amount includes a 30% cost of living adjustment effective as of August 24, 2009, the date of Mr. Wilcox’s relocation to Luxembourg.

(13)
Includes $16,775 for relocation expenses, $8,585 for housing allowance and $4,900 for 401(k) contributions and $166 for group term life contributions. Mr. Wilcox also has access to a Company car while in Luxembourg.

(14)	Includes $81,350 for relocation expenses, $43,995 for housing allowance and $24,731 for goods and services allowance. Mr. Wilcox also has access to a Company car while in Luxembourg.
We have employment agreements with our Chief Executive Officer, Chief Financial Officer and Chief Administration Officer and General Counsel (see discussion above). For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Grants of Plan Based Awards for 2010
The following table provides information related to non-equity incentive compensation pursuant to our annual incentive compensation and our 2009 Equity Incentive Plan for services rendered in fiscal year 2010 by the individuals named in the Summary Compensation Table.

								All Other
								Option
								Awards:
		Estimated Future Payouts						Number of	Exercise or	Grant Date
		Under Non-Equity			Estimated Future Payouts Under			Securities	Base Price	Fair Value of
	Grant	Incentive Plan Awards(1)			Equity Incentive Plan Awards			Underlying	of Option	Stock and
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Options(2)	$ / Share	Option Awards
William B. Shepro	5/19/10	$331,500	$663,000	$994,500				60,000	$24.85	$780,000
								120,000	$24.85	$1,482,000
								60,000	$24.85	$630,000
Robert D. Stiles	1/25/10	$92,000	$184,000	$276,000				11,667	$22.01	$139,421
								23,333	$22.01	$258,063
								11,667	$22.01	$117,253
	5/19/10							30,000	$24.85	$390,000
								60,000	$24.85	$741,000
								30,000	$24.85	$315,000
Kevin J. Wilcox	5/19/10	$182,000	$364,000	$546,000				30,000	$24.85	$390,000
								60,000	$24.85	$741,000
								30,000	$24.85	$315,000

(1)
These figures represent the potential non-equity compensation that may have been earned by each respective executive officer in 2010 under the different achievement levels presented on their personal scorecards which are more fully discussed in our Compensation Discussion and Analysis. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer in the first quarter of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers for 2010 is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)
The vesting schedule for these options has a time-based component, in which 25% of the options vest in equal increments over four years, and a performance-based component, in which up to 75% of the options could vest in equal increments, with 25% vesting immediately upon the achievement of certain performance criteria related to ASPS’ stock price and its annualized rate of return and the remaining 75% vesting over the next three years. Two-thirds of the performance-based options would commence vesting if the stock price realizes a compounded annual gain of at least 20% over the exercise price, so long as the stock price is at least double the exercise price. The remaining third of the performance-based options would commence vesting if the stock price realizes a 25% compounded annual gain, so long as it is at least triple the exercise price.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding equity awards at December 31, 2010 for the individuals named in the Summary Compensation Table.

	Option Awards
				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised
	Options	Options		Unearned		Option	Option
Name	Exercisable	Unexercisable(1)		Options(2)		Exercise Price	Expiration Date
William B. Shepro	13,334					$14.97	10/31/2011
	4,866					$6.91	1/31/2012
	6,577					$8.35	1/31/2012
	679					$2.23	1/31/2013
	7,018					$3.35	1/31/2013
	1,993					$7.37	1/31/2014
	7,969					$12.80	1/31/2014
	12,051					$9.59	1/31/2015
	13,230					$11.50	1/31/2016
	9,459					$14.17	5/10/2017
	17,188	51,562	(3)			$9.55	7/14/2018
	68,750	68,750	(4)			$9.55	7/14/2018
	34,376	34,375	(5)			$9.55	7/14/2018
				120,000	(6)	$24.85	5/19/2020
				60,000	(7)	$24.85	5/19/2020
		60,000	(8)			$24.85	5/19/2020

Robert D. Stiles	2,083	6,250	(9)			$14.15	9/22/2019
				8,333	(10)	$14.15	9/22/2019
	4,167	12,500	(11)			$14.15	9/22/2019
				23,333	(12)	$22.01	1/25/2020
				11,667	(13)	$22.01	1/25/2020
		11,667	(14)			$22.01	1/25/2020
				60,000	(6)	$24.85	5/19/2020
				30,000	(7)	$24.85	5/19/2020
		30,000	(8)			$24.85	5/19/2020

	Option Awards
				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying
	Unexercised	Unexercised		Unexercised
	Options	Options		Unearned		Option	Option
Name	Exercisable	Unexercisable(1)		Options(2)		Exercise Price	Expiration Date
Kevin J. Wilcox	13,334					$14.97	10/31/2011
	3,217					$6.91	1/31/2012
	2,144					$8.35	1/31/2012
	1,766					$2.23	1/31/2013
	2,649					$3.35	1/31/2013
	749					$7.37	1/31/2014
	2,996					$12.80	1/31/2014
	4,798					$9.59	1/31/2015
	5,948					$11.50	1/31/2016
	8,130					$14.17	5/10/2017
	12,917	38,750	(3)			$9.55	7/14/2018
	51,668	51,666	(4)			$9.55	7/14/2018
	25,834	25,833	(5)			$9.55	7/14/2018
				60,000	(6)	$24.85	5/19/2020
				30,000	(7)	$24.85	5/19/2020
		30,000	(8)			$24.85	5/19/2020

(1)	Options awarded where the performance hurdles have been hit but remain subject to additional time based criteria.

(2)	Options awarded where the performance hurdles have not been hit.

(3)	Options vest in three (3) equal installments on June 15, 2011, June 15, 2012 and June 15, 2013.

(4)	Options vest in two (2) equal installments on December 23, 2011 and December 23, 2012.

(5)	Options vest in two (2) equal installments on July 14, 2011 and July 14, 2012.

(6)	25% of options vest upon Altisource achieving a stock price of $49.70 and an annual rate of return of 20% over the exercise price with the balance vesting 25% each subsequent anniversary thereof.

(7)	25% of options vest upon Altisource achieving a stock price of $74.55 and an annual rate of return of 25% over the exercise price with the balance vesting 25% each subsequent anniversary thereof.

(8)	Options vest in four (4) equal installments on May 19, 2011, May 19, 2012, May 19, 2013 and May 19, 2014.

(9)	Options vest in three (3) equal installments on September 22, 2011, September 22, 2012 and September 22, 2013.

(10)	25% of options vest upon Altisource achieving a stock price of $42.45 and an annual rate of return of 25% over the exercise price with the balance vesting 25% each subsequent year.

(11)	Options vest in three (3) equal installments on June 14, 2011, June 14, 2012 and June 14, 2013

(12)	25% of options vest upon Altisource achieving a stock price of $44.02 and an annual rate of return of 20% over the exercise price with the balance vesting 25% each subsequent anniversary thereof.

(13)	25% of options vest upon Altisource achieving a stock price of $66.03 and an annual rate of return of 25% over the exercise price with the balance vesting 25% each subsequent anniversary thereof.

(14)	Options vest in three (3) equal installments on January 25, 2011, January 25, 2012, January 25, 2013 and January 25, 2014.
Option Exercises
The following table provides information regarding the exercise of stock options during the fiscal year ended December 31, 2010 for our named executive officers:

	No.
	Shares
	Acquired					Value
	on	Exercise	Exercise	Market	Market	Realized on
Name	Exercise[1]	Price	Amount	Price	Value	Exercise
William B. Shepro	3,276	$8.83	$28,924.56	$26.9203	$88,190.90	$59,266.35
Kevin J. Wilcox	788	$8.83	$6,957.43	$26.8201	$21,134.24	$14,176.81

[1]
These options were awarded as a result of the separation from Ocwen Financial Corporation due to options that had originally been awarded while the executive was employed at Ocwen and would have expired as of January 31, 2011 if not exercised.

Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included on pages 15 through 30 of this proxy statement with management.
Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Altisource’s annual report on Form 10-K for the year ended December 31, 2010 and in this proxy statement.

Compensation Committee:

April 6, 2011	Timo Vättö, Chairman
Silke Andresen-Kienz, Director
Roland Müller-Ineichen, Director

APPOINTMENT OF
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
(Proposal Two)
The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP to be our independent registered certified public accounting firm for the year ending December 31, 2011 and Deloitte S.A. to be our certified auditor for all statutory accounts as required by Luxembourg law for the same period. The Audit Committee has further directed that such appointment be submitted for approval by our shareholders at the Annual Meeting. If the shareholders do not approve the appointment of Deloitte, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent auditors.
Representatives of Deloitte will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR 2011 AND DELOITTE S.A. TO BE OUR CERTIFIED AUDITOR FOR ALL STATUTORY ACCOUNTS AS REQUIRED BY LUXEMBOURG LAW FOR THE SAME PERIOD

Report of the Audit Committee
The Audit Committee of the Board of Directors has:
•	Reviewed and discussed with management Altisource’s audited financial statements as of and for the year ended December 31, 2010;
•
Discussed with Deloitte & Touche LLP (“Deloitte”), Altisource’s independent registered certified public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the audit committee concerning independence and discussed with Deloitte their independence.

In reliance on the review and discussion referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in Altisource’s annual report on Form 10-K for the year ended December 31, 2010.

Audit Committee:

April 6, 2011	Roland Müller-Ineichen, Chairman
Silke Andresen-Kienz, Director
Timo Vättö, Director

Deloitte & Touche LLP Fees
The following table shows the aggregate fees billed to Altisource for professional services by Deloitte & Touche LLP, in fiscal years 2009 and 2010:

	2009	2010
Audit Fees	$525,000	$986,105
Audit Related Fees	$0	$85,000
Tax Fees	$0	$256,729
All Other Fees	$0	$0

Total	$525,000	$1,327,834

Changes in Independent Registered Certified Public Accounting Firm. Prior to Altisource’s separation from Ocwen on August 10, 2009, the independent public accounting firm for Ocwen was PricewaterhouseCoopers LLP (“PwC”). On September 22, 2009, at the initial meeting of the Board of Directors of Altisource following the separation from Ocwen, the Board of Directors engaged Deloitte as Altisource’s independent registered public accounting firm for the year ending December 31, 2009, subject to the completion of their customary client acceptance procedures.
The report of PwC on Ocwen’s consolidated financial statements for each of the two years in the period ended December 31, 2008, which was included in Ocwen’s 2008 Annual Report on Form 10-K, did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle.
During each of the two years in the period ended December 31, 2008 and through August 10, 2009 (the date Altisource separated from Ocwen), there were no (i) disagreements between Ocwen and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
During each of the two years in the period ended December 31, 2009 and through August 10, 2010, neither the Company nor anyone on its behalf consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Ocwen requested that PwC furnish Ocwen with a letter addressed to the Securities Exchange Commission stating whether or not PwC agrees with the above statements that are related to PwC. A copy of PwC’s letter, dated September 3, 2009, is attached to that certain Current Report on Form 8-K filed by Ocwen on September 3, 2009.
Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Altisource’s consolidated financial statements for fiscal years 2009 and 2010, for the reviews of the financial statements included in Altisource’s quarterly reports on Form 10-Q during fiscal years 2009 and 2010 and for services that are normally provided by the independent registered certified public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal year.
Audit-Related Fees. This category includes the aggregate fees billed for fiscal years 2009 and 2010 for assurance and related services by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.

Tax Fees. This category includes the aggregate fees billed for fiscal years 2009 and 2010 for professional services rendered by the independent registered certified public accounting firm for tax compliance, tax planning and tax advice.
All Other Fees. This category includes the aggregate fees billed for fiscal years 2009 and 2010 for products and services provided by the independent registered certified public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Deloitte in fiscal years 2009 and 2010 and determined that such services and fees are compatible with the independence of Deloitte.
The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered certified public accounting firm in order to assure that the provision of such services does not impair the independent registered certified public accounting firm’s independence. Unless a type of service to be provided by the independent registered certified public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. In fiscal years 2009 and 2010, all fees associated with the independent registered certified public accounting firm’s services were pre-approved by the Audit Committee.
Representatives from Deloitte will be present at the shareholders meeting and will be available to respond to questions from shareholders.
Audit Committee Pre-Approval Policy.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

RECEIPT OF THE DIRECTORS’ REPORT (“RAPPORT DE GESTION”) ON THE LUXEMBOURG
STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2010
(THE “DIRECTORS’ REPORT”)
(Proposal Three)
As further described in Proposal Four below, Luxembourg law requires that we maintain Luxembourg statutory accounts for Altisource. Under Luxembourg law, the Board of Directors has a legal obligation to prepare an annual Directors’ Report that presents the Luxembourg statutory account figures for the relevant fiscal year, provides an explanation as to the results, and makes a proposal to the shareholders of Altisource as to the allocation of such results for such fiscal year. This Directors’ Report must be available to and approved by the shareholders of Altisource at the annual general meeting. Altisource’s Directors’ Report for the year ended December 31, 2010 will be available from April 15, 2011 at Altisource’s registered office. Following shareholder approval of the Directors’ Report, this document will be filed with the Luxembourg trade registry as a public document. If Altisource does not receive shareholder approval of the Directors’ Report, we cannot make this filing with the Luxembourg trade registry that is required by Luxembourg law.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE DIRECTORS’ REPORT
FOR THE YEAR ENDED DECEMBER 31, 2010.

APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS
FOR THE YEAR ENDED DECEMBER 31, 2010
AND ALLOCATION OF THE RESULTS OF THE YEAR ENDED DECEMBER 31, 2010
(Proposal Four)
Pursuant to Luxembourg law, the Luxembourg statutory accounts must be submitted each year to the general meeting of the shareholders for approval. These Luxembourg statutory accounts are prepared in accordance with Luxembourg GAAP and consist of a balance sheet, a profit and loss account and the notes to the Luxembourg statutory accounts. There is no statement of movements in equity or statement of cash flow included in the Luxembourg statutory accounts under Luxembourg GAAP; consequently, profits earned by the subsidiaries of Altisource are not included in Altisource’s Luxembourg statutory accounts unless such amounts are distributed to Altisource.
The shareholders of Altisource must ratify the allocation of the results of the Luxembourg statutory accounts of Altisource each year. Luxembourg law requires that at least five percent (5%) of the net profits, if any, for the Luxembourg statutory accounts be apportioned to a legal reserve; provided, however that this allocation shall cease to be compulsory under Luxembourg law when the reserve attains 10% of the share capital of Altisource but shall again become compulsory as soon as the reserve amount falls below this threshold. Following shareholder approval of the Luxembourg statutory accounts, the Directors Report described in Proposal Three above will be filed with the Luxembourg trade registry as a public document. If Altisource does not receive shareholder approval of the Luxembourg statutory accounts, we cannot make this filing with the Luxembourg trade registry that is required by Luxembourg law.
The Board of Directors proposes to carry forward the results of Altisource as set forth below.
For the fiscal year ended December 31, 2010, the Luxembourg statutory accounts for Altisource show a balance sheet total of US $54.8 million and a loss for the year of US $4.3 million. As noted earlier, profits earned by subsidiaries of Altisource are not included in the calculation of net profits for Altisource’s Luxembourg statutory accounts unless such profits have been distributed to Altisource.
Altisource’s Luxembourg statutory accounts for the year ended December 31, 2010 will be available from April 15, 2011 at Altisource’s registered office.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND ALLOCATION OF THE RESULTS
OF THE YEAR ENDED DECEMBER 31, 2010.

DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE
FOR THE PERFORMANCE OF THEIR MANDATE DURING THE
YEAR ENDED DECEMBER 31, 2010
(Proposal Five)
Pursuant to Luxembourg law, shareholders must approve the individual discharge of all of the current and past Directors for the performance of their mandate during the relevant fiscal year. As required pursuant to Luxembourg law, after the adoption of the Luxembourg statutory accounts (as discussed in Proposal Four above), the shareholders of Altisource shall vote whether to discharge Altisource’s Directors for the performance of their mandate during the relevant fiscal year. If the shareholders grant the discharge of Directors for the relevant fiscal year, Altisource will not be able to initiate a liability claim against such Directors in connection with the performance of their mandate for the relevant fiscal year. However, such discharge will not be valid if the Luxembourg statutory accounts contain an omission or false information concerning Altisource’s position. Furthermore, such discharge will not be valid with respect to any acts taken by a Director which fall outside the scope of Altisource’s Articles of Association unless such actions have been disclosed to the shareholders and approved by them. For fiscal year 2010, Altisource believes none of the Directors have taken any actions outside the scope of Altisource’s Articles of Association.
During part or all of the fiscal year ended December 31, 2010, the following persons served as Directors:
William C. Erbey;
William B. Shepro;
Roland Müller-Ineichen;
Timo Vättö;
Robert L. DeNormandie; and
Silke Andresen-Kienz.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
DISCHARGE OF EACH OF THE CURRENT AND PAST DIRECTORS OF ALTISOURCE FOR THE
PERFORMANCE OF THEIR MANDATE DURING THE YEAR ENDED DECEMBER 31, 2010.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
“SAY ON PAY”
(Proposal Six)
As required pursuant to Section 14A of the Securities Exchange Act, the Company is presenting this proposal, which gives shareholders the opportunity to approve or not approve our pay program for named executive officers.
As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, incent and retain our named executive officers, who are critical to our success. Pursuant to these programs, the Company seeks to reward the named executive officers for achieving strategic business goals. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure, and any related material disclosed in this Proxy Statement.”
While our Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.
You may vote for or against the approval of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in the Proxy Statement.

ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION VOTE
(Proposal Seven)
As required pursuant to Section 14A of the Securities Exchange Act, the Company is presenting this proposal which gives you as a shareholder the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal Six, in our Proxy Statement.
While our Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.
You may vote to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act every one (1), two (2) or three (3) years or you may abstain.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
OPTION OF “EVERY THREE (3) YEARS” AS THE FREQUENCY WITH WHICH SHAREHOLDERS
ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE
OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.
ACCORDINGLY, SIGNED PROXIES RETURNED WITHOUT SPECIFIC VOTING DIRECTIONS
WILL BE VOTED FOR A FREQUENCY OF THREE YEARS.

APPROVAL OF CHANGE IN DIRECTORS’ COMPENSATION
(Proposal Eight)
The Compensation Committee of our Board of Directors has recommended a change in Directors’ compensation for our non-management members of our Board of Directors. As discussed in the “Board of Directors Compensation” section of this proxy statement, the Compensation Committee wishes to establish Director pay levels that are consistent with those of our peer group companies to ensure we can attract and retain the best possible candidates for our Board of Directors. Luxembourg law requires the Company to submit this proposed change in Directors’ compensation to our shareholders.
We are proposing that cash compensation to our non-management Directors be increased by increasing our annual cash retainer by $9,000 from $40,000 to $49,000.
We are also proposing a one-time award of 500 shares of Common Stock to newly elected non-management Directors that will vest 25% each year on the date of our Annual General Meeting. This one-time award will also be provided to all non-management Directors elected at the 2011 Annual General Meeting.
We are proposing that all other Directors’ compensation amounts remain unchanged.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE APPROVAL OF A CHANGE IN DIRECTORS’ COMPENSATION

BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board has adopted a policy and procedure for review, approval and monitoring of transactions involving Altisource and related persons (Directors and executive officers or their immediate family members or shareholders owning five percent (5%) or greater of the Company’s outstanding stock) within our written Code of Business Conduct and Ethics which is available at www.altisource.com. This policy and procedure is not limited to related person transactions that meet the threshold for disclosure under the relevant Securities and Exchange Commission, as it broadly covers any situation in which a conflict of interest may arise.
Any situation that potentially qualifies as a conflict of interest is to be immediately disclosed to the Compliance Officer and/or the General Counsel to assess the nature and extent of any concern as well as the appropriate next steps. The Compliance Officer and/or the General Counsel will notify the Chairman of the Board if any such situation requires approval of the Board. Related persons are required to obtain the prior written approval of the Audit Committee of the Board of Directors before participating in any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including (i) whether the transaction is in the best interests of Altisource; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts and (v) the overall fairness of the transaction to Altisource. The Committee will periodically monitor any approved transactions to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.
As of December 31, 2010, our Chairman owns or controls more than 10% of Ocwen’s Common Stock and 25% of our Common Stock. Therefore, transactions between the Company and Ocwen are related party transactions. For the year ended December 31, 2010, we generated approximately 51% of our revenues from Ocwen. These revenues were generated from services provided to Ocwen or sales derived from Ocwen’s loan servicing portfolio. Services provided to Ocwen included residential property valuation, real estate sales, trustee management services, property inspection and preservation, closing and title services, charge-off second mortgage collections, core technology back office support and multiple business technologies including our REALSuite of products. Additionally, Altisource billed Ocwen $1.8 million, and Ocwen billed Altisource $1.1 million for services provided under a Transition Services Agreement. Altisource’s relationship with Ocwen was contemplated at the time of the separation and was implemented prior to the adoption of the related party transaction policy and procedure discussed above.
For further information with regard to related party transactions between the Company and Ocwen, please see the Company’s Form 10-K filed on February 18, 2011.
SHAREHOLDER PROPOSALS
Any proposal which a shareholder desires to have included in our proxy materials relating to our next Annual Meeting of Shareholders, which is scheduled to be held on May 16, 2012, must be received at our executive offices no later than December 8, 2011. All shareholder proposals for the 2012 Annual Meeting should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg. We recommend that you send any shareholder proposal by certified mail, return-receipt requested.
For any proposal that is not submitted for inclusion in the 2012 proxy statement, but is instead sought to be presented directly at the 2012 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if we:
(1)
receive notice of the proposal before the close of business on February 13, 2012 and advise shareholders in the 2012 proxy statement about the nature of the matter and how management intends to vote on such matter, or

(2)	do not receive notice of the proposal prior to the close of business on February 13, 2012.

Notice of intent to present a proposal at the 2012 Annual Meeting should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg.
We did not receive notice of any shareholder proposals relating to the 2011 Annual Meeting. At the 2011 Annual Meeting, our management may exercise discretionary authority when voting on any properly presented shareholder proposal that is not included as an agenda item in this proxy statement.
ANNUAL REPORTS
A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2010 was made available to shareholders on or about February 18, 2011. The annual report can be found on our website www.altisource.com under Investor Relations.
We will furnish without charge to each person whose proxy is solicited and to each beneficial owner entitled to vote, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2010, required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to Investor Relations, Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg.
OTHER MATTERS
Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of the annual report for 2010 and this proxy statement will be made available to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation.
The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for Director named earlier in this proxy statement, (2) for the ratification of the selection of the independent auditor, (3) for the approval of the Directors’ report (“rapport de gestion”) on the Luxembourg statutory accounts for the year ended December 31, 2010, (4) for the approval of the Luxembourg statutory accounts for the year ended December 31, 2010 and to allocate the results of the year ended December 31, 2010, (5) for approval of the discharge of all of the current and past Directors of Altisource for the performance of their mandate during the year ended December 31, 2010, (6) for approval of executive compensation as disclosed in the proxy statement; (7) for three years to be the frequency that an advisory vote on executive compensation be presented to the shareholders and (8) for the approval of the change in Directors’ compensation. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment.
If you are the beneficial owner, but not the record holder, of shares of our Common Stock and have requested a copy of this proxy statement, your broker, bank or other nominee may only deliver one (1) copy of this proxy statement and our 2010 annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single copy of this proxy statement and our 2010 annual report was sent may request a separate copy by contacting Investor Relations, Altisource Portfolio Solutions S.A., 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address.
This proxy statement and our 2010 annual report may be viewed online at www.altisource.com under Investor Relations. In addition, this proxy statement and our 2010 annual report are available at www.proxyvote.com. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your Common Stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
C/O PROXY SERVICES
P.O.BOX 9142
FARMINGDALE, NY 11735
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Altisource Portfolio Solutions S.A. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M34863-P07803	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ALTISOURCE PORTFOLIO SOLUTIONS S.A.		For	Withhold	For All
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:

01) William C. Erbey
02) William B. Shepro
03) Roland Müller-Ineichen
04) Timo Vättö
05) W. Michael Linn

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.
Proposal to ratify the appointment of Deloitte & Touche LLP to be our independent registered certified public accounting firm for the year ending December 31, 2011 and Deloitte S.A. to be our certified auditor for all statutory accounts as required by Luxembourg law for the same period
		☐	☐	☐

3.	Proposal to approve and ratify the Directors’ report for the year ended December 31, 2010	☐	☐	☐

4.	Proposal to approve the Luxembourg statutory accounts for the year ended December 31, 2010 and to allocate the results of the year ended December 31, 2010	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

5.	Proposal to discharge each of the current and past Directors of Altisource Portfolio Solutions S.A. for the performance of their mandate during the year ended December 31, 2010	☐	☐	☐

6.	An advisory vote on executive compensation	☐	☐	☐

The Board of Directors recommends that you vote FOR “Three Years” on the following proposal:	1 Year	2 Years	3 Years	Abstain

7.	An advisory vote on the frequency of holding an advisory vote on executive compensation ☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

8.	Proposal to approve a change in Directors’ Compensation	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M34864-P07803

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg
REVOCABLE PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2011, AND AT ANY ADJOURNMENT THEREOF.
The undersigned hereby appoints William C. Erbey, William B. Shepro and Kevin J. Wilcox, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock (“Common Stock”) of Altisource Portfolio Solutions S.A. (the “Company”) held of record by the undersigned on March 15, 2011 at the Annual Meeting of Shareholders to be held at the offices of the Company located at 291, route d’Arlon, L-1150 Luxembourg City, Grand Duchy of Luxembourg on Wednesday, May 18, 2011, at 9:00 a.m., Central European Time and at any adjournment thereof. Shares of Common Stock of the Company will be voted as specified.
If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR the election of each of the Board of Directors’ nominees to the Board of Directors, FOR the ratification of the appointment of Deloitte & Touche LLP to be our independent registered certified public accounting firm for the year ending December 31, 2011 and Deloitte S.A. to be our certified auditor for all statutory accounts as required by Luxembourg law for the same period, FOR the proposal to approve the Directors’ report (“rapports de gestion”) on the Luxembourg statutory accounts for the year ended December 31, 2010, FOR the proposal to approve the Luxembourg statutory accounts for the year ended December 31, 2010 and to allocate the results of the year ended December 31, 2010, FOR the proposal to approve the discharge of each of the current and past Directors of the Company for the performance of their mandate during the year ended December 31, 2010, FOR an advisory vote on executive compensation, FOR “Three Years” to be the frequency of holding an advisory vote on executive compensation and FOR the approval of a change in Directors’ compensation. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on May 18, 2011, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2010 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side